UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2020

MoneyGram International, Inc.
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(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood Street,	15th Floor
Dallas,	Texas	75201
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (214) 999-7552

Not applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MGI	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
MoneyGram International, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders on May 6, 2020. The following matters were voted on by the Company’s stockholders and received the following votes:
Proposal 1. The Company’s stockholders elected the following individuals to serve as directors of the Company for a one-year term expiring at the Company’s 2021 annual meeting of stockholders:

Nominee	For	Against	Abstain	Broker Non-Votes
J. Coley Clark	18,223,923	1,035,282	2,939,830	26,227,529
Victor W. Dahir	18,543,997	715,274	2,939,764	26,227,529
Antonio O. Garza	18,281,092	974,293	2,943,650	26,227,529
W. Alexander Holmes	18,327,240	973,686	2,898,109	26,227,529
Michael P. Rafferty	18,431,139	829,319	2,938,577	26,227,529
W. Bruce Turner	18,551,685	707,849	2,939,501	26,227,529
Peggy Vaughan	18,466,965	793,827	2,938,243	26,227,529
Proposal 2. The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020:

For	Against	Abstain
43,436,383	1,867,194	3,122,987
Proposal 3. The Company’s stockholders approved an advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Votes
18,384,930	971,450	2,842,655	26,227,529
Proposal 4. The Company’s stockholders approved an Amendment and Restatement of the MoneyGram International, Inc. 2005 Omnibus Incentive Plan:

For	Against	Abstain	Broker Non-Vote
17,137,265	2,007,801	3,053,969	26,227,529

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ Robert L. Villasenor
Name:	Robert L. Villasenor
Title:	General Counsel and Corporate Secretary
Date: May 11, 2020